UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2023

Global Industrial Company
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13792	11-3262067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Harbor Park Drive, Port Washington, New York		11050
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($.01 par value)	GIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 27, 2023, Mr. Lawrence Reinhold, a director of the Board of Directors of Global Industrial Company (the “Company”) notified the Company that he will resign from the Board of Directors effective as of January 30, 2023 on account of his retirement. Mr. Reinhold’s decision to retire was not the result of any disagreement with the Company or the Board of Directors.

(d) Effective January 30, 2023, the Company’s Board of Directors appointed Thomas Suozzi to serve as an independent member of the Board of Directors, for a term ending at the Annual Meeting of Stockholders to be held in 2023 and until his successor is appointed and qualified (or until his earlier death, disqualification, resignation or removal), and appointed Mr. Suozzi as a member of the Nominating/Corporate Governance Committee and the Compensation Committee.

The Board of Directors has affirmatively determined that Mr. Suozzi qualifies as an independent director under the rules of the New York Stock Exchange and the Securities and Exchange Commission (including the independence rules for compensation committee members) and as defined under applicable regulations.

Mr. Suozzi, age 60, served as the U.S. Representative for New York’s 3rd Congressional District from January 2017 to January 2023. Mr. Suozzi served as County Executive of Nassau County, New York from January 2002 to December 2009 and as Mayor of Glen Cove, New York from January 1994 to December 2001. In 2010, Mr. Suozzi returned to the private sector as a senior advisor to investment banking firm Lazard and as of counsel at the Harris Beach law firm. Prior to his time in elected office, Mr. Suozzi worked as a litigator for Shearman & Sterling, law clerk to the Chief Judge of the Eastern District of New York, and an auditor for Arthur Andersen & Co. Mr. Suozzi is a graduate of Boston College and Fordham University School of Law. He is trained as an attorney and CPA.

There are no family relationships between Mr. Suozzi and any director or executive officer of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Suozzi or any member of his immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Suozzi and any other persons pursuant to which Mr. Suozzi was selected as a director.

Mr. Suozzi will be compensated in accordance with the Company’s standard compensation policies and practices for non-employee independent directors which are disclosed in the Company’s Proxy Statement for its 2022 Annual Meeting of Stockholders dated April 27, 2022 and which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIAL COMPANY

Date: January 31, 2023

	By:	/s/ Thomas Axmacher
Name: Thomas Axmacher
Title: Vice President and Controller